Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WESTCOTT PRODUCTS CORPORATION", CHANGING ITS NAME FROM "WESTCOTT PRODUCTS CORPORATION" TO "DALA PETROLEUM CORP.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF AUGUST, A.D. 2014, AT 4:28 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY OF STATE · 1776 · DELAWARE · 1793

Jeffrey W. Bullock, Secretary of State

2094534 8100

AUTHENTICATION: 1659362

141082902

DATE: 08-29-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:28 PM 08/18/2014
FILED 04:28 PM 08/18/2014
SRV 141082902 - 2094534 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of
Westcott Products Corporation
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

The name of the corporation is Dala Petroleum Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the required majorities of the preferred and common stockholders of said corporation voted in favor of the amendment pursuant to Section 228 of the DGCL.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of August, 20 14.

By: [signature]
Authorized Officer

Title: Secretary

Name: Callie Jones
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